As filed with the Securities and Exchange Commission on July 12, 2017

Registration No. 333-154924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REPSOL OIL & GAS CANADA INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Suite 2000, 888 - 3rd Street S.W. Calgary, Alberta Canada T2P 5C5 (Address of Principal Executive Offices)	Alberta, Canada T2P 5C5 Zip Code

Talisman Energy Inc. Corporate Strategy Implementation Recognition Program
(Full title of the plan)

REPSOL OIL & GAS USA, LLC

2455 Technology Forest Boulevard

The Woodlands, TX 77381
(Name and address of agent for service)

(832) 442-1000
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Copy to:
Andrew J. Foley
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, N.Y. 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of the Registrant on Form S-8 (Registration No. 333-154924), which registered the offering of common shares, pursuant to the Registrant’s Corporate Strategy Implementation Recognition Program. The Registrant hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 12th day of July, 2017.

REPSOL OIL & GAS CANADA INC.

By:	/s/ David Charlton
David Charlton
Vice-President, Finance, Treasurer and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Luis Cabra Dueñas, David Charlton, Dustin Gemmill and Peter Dorey, and each of them, any of whom may act without the joinder of the other, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 12, 2017.

Name	Title

/s/ Luis Cabra Dueñas	Vice-Chairman and Chief Executive Officer and Director
Luis Cabra Dueñas	(Principal Executive Officer)

/s/ David Charlton	Vice-President, Finance, Treasurer and Chief Financial Officer
David Charlton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Albrecht W.A. Bellstedt	Director
Albrecht W.A. Bellstedt

/s/ Javier Sanz Cedrón	Director
Javier Sanz Cedrón

/s/ Thomas W. Ebbern	Director
Thomas W. Ebbern

/s/ Josu Jon Imaz San Miguel	Chairman and Director
Josu Jon Imaz San Miguel

/s/ Miguel Klingenberg Calvo	Director
Miguel Klingenberg Calvo

/s/ Michael T. Waites	Director
Michael T. Waites

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on July 12, 2017.

REPSOL OIL & GAS USA, LLC

By:	/s/ Dustin Gemmill
Name: Dustin Gemmill
Title: Assistant Secretary